EXHIBIT 99.1

JOINT FILING AGREEMENT

Each of the undersigned hereby agrees that this Amendment No. 11 to the statement on Schedule 13D is being filed with the United States Securities and Exchange Commission on behalf of each of the undersigned pursuant to Rule 13d-1(k) under the United States Securities Exchange Act of 1934, as amended.

Dated: October 15, 2012

Glencore AG

By:	/s/ Martin Häring

Name:	Martin Häring

Title:	Officer

By:	/s/ Andreas Hubmann

Name:	Andreas Hubmann

Title:	Director

Glencore International AG

By:	/s/ Martin Häring

Name:	Martin Häring

Title:	Officer

By:	/s/ Andreas Hubmann

Name:	Andreas Hubmann

Title:	Director

Glencore International plc

By:	/s/ Steven Kalmin

Name:	Steven Kalmin

Title:	Director